Exhibit 10.56

PROMISSORY NOTE

$80,000	Chicago, Illinois
06/08/2023

FOR VALUE RECEIVED, BIOLIFE4D Corporation (the “Borrower”), hereby promises to pay Steven Morris, an Individually, (the “Holder”), the sum of $80,000 or such other amount as shall then be equal to the outstanding principal amount hereof and any unpaid accrued interest hereon in accordance with Section 2 below. Payment for all amounts due hereunder shall be made by mail to Holder’s address or at such other place as Holder may from time to time appoint in writing.

The following is a statement of the rights of Holder under this Note and the conditions to which this Note is subject and to which Holder hereof, by the acceptance of this Note, agrees:

1. Term. The term of this Note shall expire on 10/05/2023 (the “Maturity Date”). Upon expiration of the Maturity Date, all outstanding amounts due hereunder shall be due and payable unless mutually agreed to extend Term. Should the Borrower complete a listing onto a national exchange prior to 10/05/2023, the Maturity Date shall be accelerated to 15 days after completion of the listing.

2. Repayment. Unless all outstanding amounts due hereunder are otherwise paid in full, Borrower shall pay all outstanding principal and interest hereunder on or before the Maturity Date.

3. Interest. Interest on the outstanding principal amount hereunder shall be computed at a per annum rate of 5% (the “Interest Rate”). Such interest shall continue to accrue until the unpaid principal balance of this Note, together with all accrued and unpaid interest is paid in full.

4. Prepayment. This Note may be prepaid, in whole or in part, by Borrower at any time or from time to time, without penalty or premium.

5. Events of Default.

(a) Any of the events specified in this Section 6 shall constitute a default by Borrower hereunder (an “Event of Default”):

(i) Failure to pay any principal or interest when due and payable under this Note, which is not cured within thirty (30) days after receiving written notice from Holder of such non-payment; or

(ii) The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title II of the United States Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of Borrower, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of action by Borrower in furtherance of any such action; or

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(iii) The commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation which is not stayed or dismissed within 60 days.

(b) For so long as an Event of Default exists, Holder may, at her option, accelerate the Maturity Date and declare the total unpaid principal balance due to Holder under this Note, together with all accrued and unpaid interest thereon, immediately due and payable and Holder shall be entitled to exercise any other right or remedy available to Holder at law or in equity.

(c) Holder’s remedies under this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, and Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder’s sole discretion. Failure of Holder, for a period of time or on more than one occasion, to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Holder shall not by any omission or act be deemed to waive any of her rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event. Notwithstanding anything to the contrary, nothing herein shall constitute a waiver of any other rights and remedies Holder may have against Borrower or any other person or entity affiliated with the Borrower.

(d) Borrower hereby waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest.

6. Right of Setoff. Borrower’s obligations to make the payments due hereunder shall be subject to Borrower’s right to set off any amounts owed to Borrower by Holder.

7. Assignment. This Note is not assignable by either party without the non-assigning party’s written consent. The rights and obligations of Borrower and Holder hereunder shall be binding upon and benefit their successors, permitted assigns, heirs, administrators and permitted transferees.

8. Amendment. Any provision of this Note may be amended or modified upon the written consent of Holder and Borrower.

9. Waiver. Any provision of this Note may be waived only upon the written consent of the waiving party.

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10. Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision of this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of Borrower that such provisions shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and Holder under the remainder of this Note shall continue in full force and effect.

11. Notices. All communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, three days after deposited in the United States mail (certified mail, postage prepaid) or one day after deposited with a nationally recognized overnight courier (delivery prepaid), or via email if to Borrower smorris@biolife4d.com or if to Holder belugasrm@aol.com.

12. Application of Payments. All payments hereunder shall be applied first to accrued and unpaid interest with the remainder, if any, to be applied to the payment of the outstanding principal.

13. Waiver of Conflict of Interest. Holder understands that the law firm of Horwood Marcus & Berk Chartered has served as counsel to Borrower in connection with the preparation of this Note. Holder acknowledges the foregoing and consents to such attorneys’ representation of Borrower. With respect to this Note, Holder has been advised by the law firm of Horwood Marcus & Berk Chartered that Holder’s respective interests may be opposed to Borrower’s, and accordingly, such attorneys’ representation of Borrower may not be in Holder’s best interest and to the extent Holder has sought legal counsel from such attorneys, such attorneys have advised Holder to retain separate legal counsel. Holder has retained separate counsel or has knowingly waived Holder’s right to do so.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding that body of law relating to conflict of laws.

15. Waiver of Jury Trial. BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16. Attorneys’ Fees. In the event any suit or action is brought by Holder or Borrower under this Note to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys’ fees from the non-prevailing party.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date set forth above.

BORROWER:

/s/ Steven Morris
BIOLIFE4D CORPORATION, Steven Morris CEO

HOLDER:

/s/ Steven Morris
Steven Morris, Personally

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